Exhibit 99.1 NEWS RELEASE Contact Rachel Mandell-Rice Barokas Public Relations TappIn@barokas.com 206-264-8220

GlobalSCAPE's TappIn, Inc. Named a Red Herring Global Top 100 Winner

Multi-Platform Mobile Sharing and Digital Content Access Solution Receives Coveted Industry Award

SEATTLE, WA - December 14, 2011 - TappIn, Inc., the leading innovator in digital content access and file sharing for the mobile community has been selected as a Red Herring 2011 Top 100 Global award recipient, a prestigious recognition honoring the year's most audacious and far reaching private technology companies and entrepreneurs from across the globe.

TappIn provides secure digital content access and media sharing for mobile users across multiple platforms including Windows® Phone 7, iPhone®, iPad® and Android™. TappIn's cloud service makes any size document or rich media content available to Web-browsers and mobile devices regardless of where the file is stored, eliminating extra uploading and syncing or the need to pay for additional cloud storage. Since launching its innovative service in 2010, TappIn has won numerous awards and accolades from leading industry authorities.

"As mobile technology increasingly pervades all aspects of our everyday lives, the ability to access rich media content-from documents to music to photos-on those devices is becoming a must for mobile users at work and at home," said Chris Hopen, president of TappIn. "Through our recent acquisition by GlobalSCAPE and recognition from industry leaders like Red Herring, we're continuing to generate growing awareness of our access solution and anticipate expansive growth in 2012."

Red Herring's editorial staff evaluated the companies on both quantitative and qualitative criteria, such as financial performance, technology innovation, management quality, strategy, and market penetration. This assessment of potential is complemented by a review of the track record and standing of startups relative to their sector peers, allowing Red Herring to see past the "buzz" and make the list an invaluable instrument of discovery and advocacy for the greatest business opportunities from around the world.

"Choosing the best out of the previous two years was by no means a small feat," said Alex Vieux, Chairman of Red Herring. "After rigorous contemplation and discussion, we narrowed down our list from 1,100 potential companies to 100 winners. It was an extremely difficult process. TappIn should be extremely proud of its achievement; the competition for the Top 100 was fierce. The Top 100 Global are truly the best of the best."

Red Herring's Global 100 list has become a mark of distinction for identifying promising companies and entrepreneurs. Red Herring editors were among the first to recognize that companies such as Google, Skype, Baidu, Salesforce.com, YouTube, eBay, and many others would change the way we live and work. Winners were announced on December 7, 2011 at an awards banquet in Los Angeles, California.

About TappIn, Inc.

TappIn™ by GlobalSCAPE® solves a real problem that millions have today-how to easily and securely access and share pictures, documents, videos, and music anytime, anywhere. At home, in the office, or on the road, customers can "tap in" to their files, stored in multiple locations, using any web browser and most Internet-enabled mobile devices (including Apple iPhone® and iPad®, Google® Android™ and Windows® Phone). TappIn removes the need for uploading, syncing, or paying for additional cloud storage. For more information, visit www.TappIn.com or follow the Facebook, blog, and Twitter updates.

About GlobalSCAPE

San Antonio, Texas-based GlobalSCAPE, Inc. (NYSE Amex: GSB) is a leading provider of software and services that enable its customers to exchange information quickly, securely, and reliably. Beginning in 1996 with its CuteFTP® software, GlobalSCAPE has been helping businesses and consumers-including 15,000 companies in more than 150 countries-facilitate cost-effective secure information exchange.  GlobalSCAPE and its managed file transfer solutions have been recognized by Gartner Group, Computerworld, Network Products Guide, and Deloitte's Technology Fast 500. For more information, visit www.globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company's current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company's Annual Report on Form 10-K for the 2010 calendar year, filed with the Securities and Exchange Commission on March 29, 2011.